UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

PROS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2007, PROS Holdings, Inc. (“PROS”) announced financial results for the quarter ended June 30, 2007 by issuing a press release and on the same date, held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The press release and the conference call contain forward-looking statements regarding PROS and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

PROS provides non-GAAP measures of operating results per share in the attached press release. The presentation is intended to be a supplemental measure of performance and typically excludes stock-based compensation and certain one time charges that impact the comparability of one quarter to another. The presentation is not intended to replace or to be displayed more prominently than PROS GAAP measures.  PROS appreciates that investors also need to analyze PROS results on a GAAP basis, so a reconciliation of the adjustments to GAAP results for the periods is included in the attached press release. In addition, an explanation of the ways in which PROS management uses these non-GAAP measures to evaluate its business, the substance behind PROS management’s decision to use these non-GAAP measures, and the substantive reasons why PROS management believes that these non-GAAP measures provide useful information to investors are included in the attached press release.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 6, 2007

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President